Exhibit 10.4

Management Agreement

BETWEEN

FAVO Group, LLC.

1461 Franklin Ave, First Floor South, Garden City, New York,

11530 (Herein referred to as the “COMPANY”)

AND

FAVO Blockchain, Inc.

1461 Franklin Ave, First Floor South, Garden City, New York,

11530 (Herein referred to as the “Client”) And its Parent Company

FAVO Realty, Inc.

1461 Franklin Ave, First Floor South, Garden City, New York,

11530 (Herein referred to as the “Parent Company”)

This Agreement is made as of this day August 1, 2019

WHEREAS, the Client desires to retain the Company and the Company desires to be retained by the Client, all pursuant to the terms and conditions hereinafter set forth: NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1. Management Services - The Client hereby retains the Company to perform, day-to-day management services related to corporate finance, market research, third party service providers, consultants and corporate governance. The Company hereby accepts such retention and shall perform for the Client the duties described herein, faithfully and to the best of its ability. In this regard, the Company shall devote such time as it deems necessary to carry out the Company’s affairs, the exact length of time required for the pursuit of any new potential opportunities is uncertain. There is no projection or the amount of time that the Client will actually devote to the Company’s plan of operation.

The Company agrees, to the extent reasonably required in the conduct of the business of the Client, and at the Client’s request, to place at the disposal of the Client its judgement and experience and to provide business development services to the Client including the following:

.	(i)	Review business plans and projections.

.	(ii)	Review financial data as it relates to financing.

.	(iv)	Review and advise on prospective mergers and acquisitions, and on any financing required to complete such transactions.

2. TERM - The Companies retention hereunder shall be for a term of five (5) years with mutually agreed upon extensions commencing on the date of this Agreement.

3. COMPENSATION - The Company shall be compensated in accordance with the following schedule:

(I) The Client agrees to pay the Company five percent (5%) of total revenue on a monthly basis for all services rendered with a $1,000 month minimum.

(II) the client agrees to pay the company a fair market related fee for all transactions outside of the scope of works mentioned above. this is will determined by both parties prior to any work commencing.

4. EXPENSES - The Client will reimburse the Company for any reasonable expenses incurred by the Company in connection with the services rendered hereunder.

5. STATUS OF CLIENT - The Company shall be deemed to be an independent management company, except as expressly provided or authorized in this Agreement shall have authority to act for and represent the Client.

6. NOTICES - Any notices hereunder shall be sent to the Client and the Company at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, or overnight receipted delivery service (such as

Federal Express) and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address (including email address) to which notice shall be given, by giving written notice to the other of such change in address in the manner herein provided.

7. GOVERNING LAW - This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to conflicts of laws.

8. ENTIRE AGREEMENT - This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties.

9. BINDING EFFECT - This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.

10. TERMINATION – Mutual termination agreement needed.

(this has been left blank following the signing page of this agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Signed on this 1st day of August 2019

FAVO GROUP, LLC	FAVO GROUP, LLC

/s/ Vincent Napolitano	/s/ Shaun Quin
Vincent Napolitano - CEO	Shaun Quin - President

FAVO BLOCKCHAIN, INC	FAVO BLOCKCHAIN, INC

/s/ Vincent Napolitano	/s/ Shaun Quin
Vincent Napolitano - CEO	Shaun Quin - President

FAVO REALTY, INC	FAVO REALTY, INC

/s/ Vincent Napolitano	/s/ Shaun Quin
Vincent Napolitano - CEO	Shaun Quin - President

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